Exhibit 99.1

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BRIDGETOWN 2 HOLDINGS LIMITED

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/bridgetown2holdings/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BRIDGETOWN 2 HOLDINGS LIMITED

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders of Bridgetown 2 Holdings Limited
To view the 2022 Proxy Statement and to attend the Extraordinary General Meeting, please go to: https://www.cstproxy.com/bridgetown2holdings/2022

The undersigned hereby appoints Daniel Wong and Jacqueline Thong (together, the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote the Class A ordinary shares and Class B ordinary shares of Bridgetown 2 Holdings Limited (the "Company" or "Bridgetown 2") that the undersigned is entitled to vote (the "Shares") at the extraordinary general meeting (the "Extraordinary General Meeting") of shareholers of the Company to be held on , 2022 at a.m., Eastern time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at One Manhattan West, New York, NY 10001, United States and virtually at **https://www.cstproxy.com/bridgetown2holdings/2022,** and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies' discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)

PROXY Please mark THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. your votes like this X 1. The Business Combination Proposal — FOR AGAINST ABSTAIN RESOLVED, as an ordinary resolution, that the business combination contemplated by the Business Combination Agreement, dated as of July 23, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among PropertyGuru Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), Bridgetown 2 Holdings Limited (the “Company” or “Bridgetown 2”), B2 PubCo Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned subsidiary of PubCo (“Amalgamation Sub”) and PropertyGuru Pte. Ltd., a Singapore private company limited by shares (“PropertyGuru”) pursuant to which: (i) Bridgetown 2 shall merge with and into PubCo, with PubCo being the surviving company (the “Merger”) and (ii) following the Merger, Amalgamation Sub shall amalgamate with PropertyGuru, with PropertyGuru being the surviving company and a wholly-owned subsidiary of PubCo (the “Amalgamation”) and the other transactions contemplated by the Business Combination Agreement (the business combination, the Merger, the Amalgamation, and the other transactions (and related transaction documents) contemplated by the Business Combination Agreement, the “Business Combination”) be confirmed, ratified and approved in all respects; 2. The Merger Proposal — RESOLVED, as a FOR AGAINST ABSTAIN special resolution, that Bridgetown 2 be and is hereby authorized to merge with and into PubCo so that PubCo be the surviving company and all the undertaking, property and liabilities of Bridgetown 2 vest in PubCo by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands; RESOLVED, as a special resolution, that the Business Combination Agreement and the plan of merger in the form annexed as Exhibit A to the Business Combination Agreement (the “Plan of Merger”) be and are hereby authorized, approved and confirmed in all respects; RESOLVED, as a special resolution, that Bridgetown 2 be and is hereby authorized to enter into the Business Combination Agreement and the Plan of Merger; and RESOLVED, as a special resolution, that upon the Merger Effective Time (as defined in the Plan of Merger), the amendment and restatement of the memorandum and articles of association of PubCo by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association in the form attached to the accompanying proxy statement/prospectus as Annex B (“Amended PubCo Articles”), and the adoption of the Amended PubCo Articles as the memorandum and articles of association of PubCo as the surviving company in the Merger, be approved and authorized; 3. The Governing Documents Proposal — (A) Proposal No. 3 — the Governing Documents Proposal – Proposal A — FOR AGAINST ABSTAIN RESOLVED, as a special resolution, that upon the Merger Effective Time (as defined in the Plan of Merger), the effective change in authorized share capital from (i) the authorized share capital of Bridgetown 2 immediately prior to the Merger Effective Time (as defined in the Plan of Merger) of $22,100 divided into 200,000,000 Bridgetown 2 Class A Ordinary Shares of a par value of $0.0001 each, 20,000,000 Bridgetown 2 Class B Ordinary Shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each to, (ii) the authorized share capital of PubCo (as the surviving company in the Merger) of $50,000 divided into 500,000,000 PubCo Ordinary Shares of a par value of $0.0001 each, be approved and authorized; (B) Proposal No. 3 — the Governing FOR AGAINST ABSTAIN Documents Proposal — Proposal B — RESOLVED, as a special resolution, that upon the Merger Effective Time (as defined in the Plan of Merger) the effective change from (i) a multi-class share structure of Bridgetown 2 immediately prior to the Merger Effective Time (as defined in the Plan of Merger), comprising Bridgetown 2 Class A Ordinary Shares, Bridgetown 2 Class B Ordinary Shares and Bridgetown 2 preference shares, to (ii) a single-class share structure of PubCo (as the surviving company in the Merger), comprising solely PubCo Ordinary Shares, be approved and authorized; (C) Proposal No. 3 — the Governing FOR AGAINST ABSTAIN Documents Proposal—Proposal C — RESOLVED, as a special resolution, that upon the Merger Effective Time (as defined in the Plan of Merger) the effective change from (i) the holders of Bridgetown 2 Class B Ordinary Shares having the power to appoint or remove any director of Bridgetown 2 by ordinary resolution under the terms of the memorandum and articles of association of Bridgetown 2 in effect immediately prior to the Merger Effective Time (as defined in the Plan of Merger), to (ii) the holders of PubCo Ordinary Shares having the power to appoint or remove the non-Investor Directors (as defined in the Amended PubCo Articles) of PubCo (as the surviving company in the Merger) by ordinary resolution under the terms of the Amended PubCo Articles, be approved and authorized; and (D) Proposal No. 3 — the Governing FOR AGAINST ABSTAIN Documents Proposal — Proposal D — RESOLVED, as a special resolution, that upon the Merger Effective Time (as defined in the Plan of Merger) all other changes arising from or in connection with the effective substitution of Bridgetown 2’s memorandum and articles of association in effect immediately prior to the Merger Effective Time (as defined in the Plan of Merger) by the Amended PubCo Articles as the amended and restated memorandum and articles of association of PubCo (as the surviving company in the Merger), including removing certain provisions relating to Bridgetown 2’s status as a blank check company that will not be applicable following consummation of the Business Combination, be approved and authorized. The Adjournment Proposal — RESOLVED, FOR AGAINST ABSTAIN as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, is hereby approved in all respects. CONTROL NUMBER Signature Signature, if held jointly Date 2022. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.